CONSULTANT AGREEMENT


     This Agreement ("Agreement") is made and entered into as of the 17th day of May, 2004, by and between FoneFriend, Inc., a Delaware corporation (the "Company") and Equity Market Information Systems, Inc., a California corporation (the "Consultant").

WITNESSETH:

     WHEREAS, the Consultant owns a proprietary database that tracks and measures the performance of over 300 market support companies, enabling Consultant to assist its clients in the identification and introduction to the best investor relations promotional firm or firms for the Company's stock market trading program needs.

     WHEREAS, the Consultant is engaged in the business of providing corporate communication services and administrating investor relations and stock market trading programs on behalf of its clients; and

     WHEREAS, the Company desires to retain Consultant for the purpose of having Consultant provide its above referenced services to the Company and Consultant hereby agrees to provide services to Company in accordance with the provisions of this Agreement;

     NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.     TERM.  This Agreement shall commence as of the date hereof and shall
            ----
continue in effect for an initial period of three (3) months thereafter unless earlier terminated in accordance with the provisions hereof. In the event that Consultant materially fails to deliver the services described in Section 2 within 30 calendar days of the Date of this Agreement - and specifically the distribution of corporate profiles and other pertinent information to it's audience and email list as well as contract with outsourced Market Support Partners - the Company reserves the right to immediately terminate this Agreement by written notice to the Consultant and any remaining compensation due under this Agreement shall be forfeit except where such failure to deliver is a direct result of the Company's actions or failure to act under this Agreement or that the Company receives an E-Listing, Cease Trade order or other catastrophic market event such as a significant law suit.

     2.     SERVICES.  The  Company  hereby  engages  Consultant  for  the  term
            --------
specified in Paragraph 1 hereof to render such services and advice to the Company as the Company may request. Company acknowledges that the Consultant will outsource some of its services provided to Company to third parties. Consultant shall provide to the Company copies of such outsourced third party
Agreements upon request. Consultant covenants with Company that it shall indemnify Company from any liability or obligation to such third parties. Consultant's duties and services shall include, but will not necessarily be limited to, providing assistance with, preparation of, and undertaking the following activities:

          (a) Development, dissemination and distribution of information pertaining to the Company as follows:

     MONTH  1
     --------
     Development of Corporate Profiles for the Company as a pdf file Distribution of Corporate Profiles to Consultant's 700,000 email investors Distribution of Corporate Profiles on Consultant's Corporate Profiles site Distribution of Corporate Profiles to outsourced email investors Distribution of Corporate Profiles Coverage on Market Support Partner sites Distribution of Press Releases to all email investor lists
     Timing:  To  be  mutually  agreed  between  the  Company  and  Consultant

     Consultant  has  written, in conjunction with www.stockpatrol.com, a 2 page
                                                   -------------------
editorial article on the U.S. Investor Awareness Industry for inclusion in Value Rich Magazine which is distributed Quarterly to 30,000 public company CEO's, venture capitalists, broker dealers, money managers and accredited investors. The article includes a mention of the Consultant's forthcoming 2003 Report and Survey of the US Investor Awareness Industry and the Company shall benefit from visibility of said publications over the duration of the Campaign by visitors to the Consultant's web sites. Consultant is not responsible for the actual timing and publication date of the Value Rich article however Consultant shall be announcing and distributing it's 2003 Report and Survey of the US Investor Awareness Industry in June 2004.

     MONTHS  2  AND  3
     -----------------
     Distribution  of  Press  Releases  to  all  email  investor  lists
     Distribution  of  Press  Releases  on  corporate  profiling  web  sites

     All services under this Agreement are provided on an 'As-Is' and 'Best Efforts' basis by the Consultant and the third party Market Support Partners.

     3.     COMPENSATION.  For  all  services  rendered  in connection with this
            ------------
Agreement,  the  Consultant  shall  be  entitled  to the following compensation:

          (a) a cash fee in the amount of Thirty Five Thousand ($35,000.00) Dollars, payable upon the execution of this Agreement; and

          (b) a thirty-six month option, substantially in the form attached hereto as Exhibit "A", to purchase shares of the Company's common stock in accordance with the following:

          Option  Price                            Number  of  Options:
          -------------                            --------------------
          $0.25  cents  (twenty  five  cents)      50,000  (fifty  thousand)
          $0.50  cents  (fifty  cents)             50,000  (fifty  thousand)
          $1.00.  (one  dollar)                    50,000  (fifty  thousand)

          (c)     Shares  as  follows;

               (i) two hundred fifty thousand (250,000) shares shall be issued to Consultant thirty (30) days after the date hereof; and

               (ii) two hundred fifty thousand (250,000) shares of the Company's common shall be issued to Consultant sixty (60) days after the date hereof.

          (d) All Shares issued to Consultant, including shares issued pursuant to any stock option, shall be issued as "freely tradable" securities, without restrictive endorsement, having been registered under the Company's registration statement filed on Form SB-2. Company shall provide an Opinion Letter from it's counsel to the Consultant to the effect that the 500,000 shares issued to the Consultant under this Agreement have been duly registered for free trading status and are not subject to S8 or Affiliate rules.

     4.     REPRESENTATIONS  AND  WARRANTIES.  Consultant  hereby  represents,
            --------------------------------
warrants  and  covenants  and  agrees  with  the  Company  to  the  following:

          (a) Sophistication of Consultant. Consultant has evaluated the merits and risks of acquiring the Share Options, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of such acquisition, is aware of and has considered the financial risks and financial hazards of acquiring the Share Options and is able to bear the economic risk of acquiring the Share Options, including the possibility of a complete loss with respect thereto;

          (b) Access to Information. Consultant will have access to such information regarding the business and finances of the Company, the receipt and careful reading of which is hereby acknowledged by Consultant, and has been provided the opportunity to discuss with the Company's management the business, affairs and financial condition of the Company and such other matters with respect to the Company as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operations of the Company including, without limitation, pursuant to a meeting and/or discussions with management of the Company;

          (c) No Guarantees. It never has been represented, guaranteed or warranted to the Consultant by the Company, or any of its officers, directors, agents, representatives or employees, or any other person, expressly or by implication, that:

               (i) any gain will be realized by the Consultant's investment in the Shares Options;

               (ii) there will be any approximate or exact length of time that Consultant will be required to remain as a holder of Shares; or

               (iii) the past performance or experience on the part of the Company, its predecessors or of any other person, will in any way indicate any future results of the Company;

          (f) No Other Representations, Warranties, Covenants or Agreements of the Company. Except as set forth in this Agreement, the Company has not made any representation, warranty, covenant or agreement with respect to the matters contained herein, and Consultant has not and will not rely on any representation, warranty, covenant or agreement except as set forth in this Agreement;

          (g) High Degree of Investment Risk. The investment in the Share Options involves a high degree of risk and may result in a loss of the entire amount invested; there is no assurance that the Company's operations will be profitable in the future; and there is no assurance that a public market for shares of Common Stock will continue to exist;

          (h) No General Solicitation. Consultant has not received any general solicitation of general advertising regarding the purchase of any of the Share Options.

          (i) The Consultant. Agrees and warrants there will be no short selling in, or against, the Company's securities by Consultant.

          (j}     Confidentiality;  Non-Circumvention.  The  Consultant
acknowledges that any and all non-public and/or Confidential knowledge or information concerning the Company, its affairs and business activity obtained by Consultant, its principals, employees and/or contractors in the course of its engagement hereunder is strictly confidential, and the Consultant covenants not to reveal same to any other persons and/or entities, including, but not limited to, competitors of the Company and that it will not impart any such knowledge to anyone whosoever during the term hereof or anytime thereafter. Further, the Consultant agrees not to partake, either itself or in conjunction with other third parties, in any activities or dealings that would circumvent, bypass or obviate the business or economic opportunities or best interests of the Company. All information, including but not limited to business operations, software and other intellectual property rights, pertaining to the Company which is forwarded to, or otherwise obtained by the Consultant hereunder, is to be received in strict confidence and used only for the purposes of this Agreement and not in circumvention of any business or economic opportunity or business relationship of the Company. The provisions of this Paragraph shall survive the termination of this Agreement.

     5.     OTHER  CONSULTING  CLIENTS. The Company acknowledges that Consultant
            --------------------------
is in the business of providing services and consulting advice to other parties. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with others, or in rendering such advice to others, provide that Consultant shall not take any action, to the best of its knowledge and belief that would be contrary to the interests of the Company.

     6.     INDEMNIFICATION.
            ---------------

          (a) The Company agrees to indemnify and hold harmless Consultant, its employees, directors, officers, agents, representatives and controlling persons from and against any and all losses, claims, damages, liabilities, suits, actions, proceedings, costs and expenses (collectively, "Damages"), including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly caused by, relating to, based upon or arising out of the rendering by Consultant of services pursuant to this Agreement, so long as Consultant shall not have engaged in illegal, intentional or willful misconduct, or shall not have been grossly negligent, in connection with the services provided which form the basis of the claim for indemnification. This paragraph shall survive the termination of this Agreement.

          (b) The Consultant agrees to indemnify and hold harmless the Company, its employees, directors, officers, agents, representatives and controlling persons from and against any and all Damages, including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly caused by, relating to, based upon or arising out of the rendering by Consultant of services pursuant to this Agreement, if Consultant shall have engaged in illegal, intentional or willful misconduct, or shall have been grossly negligent, in connection with the services provided which form the basis of the claim for indemnification. This paragraph shall survive the termination of this Agreement.

     7.     INDEPENDENT  CONTRACTOR.  Consultant shall perform its services here
            -----------------------
under as an Independent Contractor and not as an employee or agent of the Company or any affiliate thereof. Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any matter, except as may be expressly agreed to by the Company in writing from time to time.

     8.     ARBITRATION.  In the event of any dispute under this Agreement, then
            -----------
and in such event, each party agrees that the same shall be submitted to the American Arbitration Association ("AAA") in Los Angeles, California, for its decision and determination in accordance with it rules and regulations then in effect. Each of the parties agrees that the decision and/or award made by the AAA may be entered as judgment and enforced by any court of competent jurisdiction.

     9.     NOTICES.  Any  notice  to be given by either party to the other here
            -------
under shall be sufficient if in writing and sent by (a) nationally recognized overnight courier, (b) facsimile transmission electronically confirmed, (c) hand delivery against receipt, (d) registered or certified mail, return receipt requested, in each case addressed to such party at the address specified below:

     If  to  Company:     FoneFriend,  Inc.
                          Attn:  President
                          14545  Friar  Street,  Suite  103
                          Van  Nuys,  CA  91411
                          Fax:  (818)  376-0680

     If to Consultant:    Equity  Market  Information  Systems,  Inc.
                          Attn:  Chris  Lewis
                          8776  Shea  Boulevard,  #  B3A-308
                          Scottsdale,  AZ  85260
                          Fax:  (480)  459-5429

     Or, such other address as either party may have given notice of to the other party, from time to time, in writing.

     10.    MISCELLANEOUS.  This  Agreement  constitutes  the  entire  agreement
            -------------
between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived, except in writing signed by both parties. This Agreement shall be biding upon and inure to the benefit of each of the parties and their respective successors, legal representatives and assigns. Either party without the written consent of the other party shall not assign this Agreement. This Agreement may be executed in counterparts. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the law of the State of Delaware, irrespective of the fact that one or more of the parties hereto resides in, or is domiciled in another state, and except to the extent preempted by federal law, which shall to the extent govern.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed on the day of the year first above written.

"CONSULTANT"

Equity  Market  Information  Systems,  Inc.



By:    /s/  Chris  Lewis
       -----------------
       Chris  Lewis
Title: President

"COMPANY"

FoneFriend,  Inc.



By:    /s/  Jackelyn  Giroux
       ---------------------
       Jackelyn  Giroux
Title: President




                                  EXHIBIT "A"
                         FORM OF STOCK OPTION AGREEMENT
                         ------------------------------

                                GRANT OF OPTION

DATE  OF  GRANT:  MAY  19,  2004.


     This Grant of Option agreement ("Agreement"), dated as of the Date of Grant first stated above (the "Date of Grant"), is delivered by FoneFriend, Inc., a Delaware corporation (the "Company"), to Equity Market Information Systems, Inc., a California corporation (the "Consultant"), which is expected to provide services to the Company as a consultant in accordance with that certain Consulting Agreement to which this Grant of Option is attached as an exhibit.

     WHEREAS, the Company has filed a registration statement to register shares of its common stock pursuant to Form SB-2 (the "SB-2");

     WHEREAS, the Company will file a post effective amendment to its SB-2 to provide for the issuance of registered shares of the Company's common stock to Consultant upon the exercise of the option granted hereunder; and

     WHEREAS, the Company has determined that it would be in its best interest to grant the incentive stock options documented herein;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Grant  of  Option.

     Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Consultant, as of the Date of Grant, an option to purchase up to 150,000 shares of Stock, which shall be exercisable in such amounts and purchased at such prices as set forth below:

          50,000 shares at a purchase price of $0.25 per share; and 50,000 shares at a purchase price of $0.50 per share; and 50,000 shares at a purchase price of $1.00 per share; and

2.   Term  of  Option.

     Subject to the other provisions of this Agreement, the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void thirty-six months from the Date of Grant, or upon the termination of this Agreement.

     Further, this Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void in the event of the bankruptcy or dissolution the Consultant.

3.   Exercise  of  Option.

     (a) The Consultant may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Company written notice of intent to exercise the Option. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof.

     (b) Payment of the purchase price of any Option Shares, in respect of which the Option shall be exercised, shall be made by the Consultant on or before the exercise date specified in the notice of exercise by certified or bank cashier's check, or by bank wire transfer, in the amount of such purchase price payable to the order of the Company. The Consultant also agrees to assume responsibility to pay any required income tax, or withholding taxes, which may be imposed on the purchase of any Option Shares.

     (c) On the exercise date specified in the Consultant's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Consultant, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued stock or reacquired Stock, as the Company may elect) upon full payment for such Option Shares. However, if (i) the Consultant is subject to Section 16 of the Securities Exchange Act of 1934 and
(ii) the Consultant exercises the Option before six months have passed from the Date of Grant, the Company shall be permitted if required to comply with the exemptive provisions of Section 16 of the Securities Exchange Act of 1934 to hold in its custody any stock certificate arising from such exercise until six months has passed from the Date of Grant. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Board shall determine in their discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

     (d) If the Consultant fails to pay for any of the Option Shares specified in such notice of exercise, or fails to accept delivery thereof, the Consultant's right to purchase such Option Shares shall be terminated immediately by the Company without notice. The date specified in the Consultant's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

4.   Adjustment  of  and  Changes  in  Stock  of  the  Company.

     In the event of a reorganization, recapitalization, change of shares, stock split, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Company shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of common stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Consultant any additional benefits under the Option. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Company following at least thirty (30) days written notice to the Consultant.

5.   No  Rights  of  Stockholders.

     Neither the Consultant nor any personal representative shall be, or shall have any of the rights and privileges of a stockholder of the Company with respect to any Option Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

6.   Non-Transferability  of  Option.

     During the term hereof, the Option hereunder shall be exercisable only by the Consultant or its duly appointed legal representative, and the Option shall not be transferable, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Consultant to alienate, assign, pledge, hypothecate or otherwise dispose of the option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Consultant and it shall thereupon become null and void.

7.   Restriction  on  Exercise.

     The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the Consultant exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation and, specifically, may require the Consultant to provide evidence satisfactory to the Company that the Option Shares are being acquired without any present intention to sell or distribute the shares in violation of any federal or state securities or other law or valid regulation.

8.   Representations  of  Consultant.

     (a) Consultant acknowledges, recognizes and understands that the purchase of the Option Shares is considered speculative and considered to involve a high degree of risk. The Consultant has made its own independent investigation of the Company and others to the extent it deems necessary to determine the propriety of the purchase of the Option Shares, and will rely solely on such independent investigation and upon the review and advice by Consultant's own independent legal counsel, with respect to such matters.

     (b) Consultant, and/or its representatives, have had the opportunity to discuss with the Company's representatives the business activities of the Company and to review and to discuss the following documents and information concerning the Company:

          (1) All public filings made by the Company pursuant to the reporting requirements of the Securities Exchange Act of 1934, including but not limited to the Company's financial and business information filed in its latest 10-K, 10-Q, 8-K and its registration statement under Form SB-2; and

          (2) Such other documents and information as the Consultant may reasonably request to conduct its independent investigation of the Company.

9.   Consultant  Status  Not  Affected.

     The granting of the Option or its exercise shall not be construed as granting to the Consultant any right with respect to continuance of its Consulting Agreement with the Company, to which this Option is attached as an exhibit. Except as may otherwise be limited by a written agreement between the Company and the Consultant, the right of the Company to terminate the Consultant's Consulting Agreement, in accordance with the provisions contained therein, is specifically reserved by the Company, and hereby acknowledged by the Consultant.

10.  Amendment  of  Option.

     The terms of the Option may be amended by the Company at any time prior to exercise: (i) if the Board determines, in its sole and absolute discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986, or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Consultant.

11.  Notice.

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or by certified mail with return receipt requested, or by overnight delivery service with receipt confirmation, or by facsimile transmission with receipt confirmation, as follows:

     To  Company:     FoneFriend,  Inc.
                      14545  Friar  Street,  Suite  103
                      Van  Nuys,  CA  91411
                      Attn:  President
                      Fax:  (818)  376-0680

     To  Consultant:  Equity  Market  Information  Systems,  Inc.
                      Attn:  Chris  Lewis
                      8776  Shea  Boulevard,  #  B3A-308
                      Scottsdale,  AZ  85260
                      Fax:  (480)  459-5429


12.  Incorporation  of  SB-2  by  Reference.

     The Option is granted pursuant to registration under the SB-2, the terms of which, and the information contained therein, are incorporated herein by reference, and the registration of the shares of common stock underlying this Option shall in all respects be interpreted in accordance with, and shall be subject to, the SB-2.

13.  Governing  Law.

     The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the law of the State of Delaware, irrespective of the fact that one or more of the parties hereto resides in, or is domiciled in another state, and except to the extent preempted by federal law, which shall to the extent govern.

     IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement, effective as of the Date of Grant.

"COMPANY"

FONEFRIEND,  INC.
a  Delaware  corporation



By:  ______________________________________
     Name:
     Title:


ACCEPTED  AND  AGREED  TO  AS  OF  THE  DATE  OF  GRANT:

"CONSULTANT"

EQUITY  MARKET  INFORMATION  SYSTEMS,  INC.
An  Arizona  corporation



By:  ______________________________________
     Name:
     Title:

                          NOTICE OF EXERCISE OF OPTION


     The undersigned record holder of the within Option hereby irrevocably elects to exercise the right to purchase __________ Option Shares evidenced by the within Option, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full. Further, the Consultant hereby represents that it is not subject to any requirements under Section 16 of the Securities Exchange Act of 1934. The undersigned requests that certificates for such Option Shares shall be issued by the Company forthwith.


Dated:  ____________________,  __________.



                   __________________________________________
                                    Signature


                   __________________________________________
                             Print  Name  of  Signatory


                   __________________________________________
                                (Street  Address)

                   __________________________________________
                             (City,  State  Postal  Code)


                   __________________________________________
                             (Tax  Payer  I.D.  Number)